Exhibit 99.1

HUDSON TECHNOLOGIES ANNOUNCES THE PASSING OF CEO KEVIN. J. ZUGIBE

pearl river, ny – JUNE 24, 2020 – Hudson Technologies, Inc. (NASDAQ: HDSN) today issued the following statement: “It is with great sadness that we announce that Kevin J. Zugibe, Chairman of the Board and Chief Executive Officer of Hudson Technologies, Inc., passed away unexpectedly yesterday. The entire Hudson family mourns this loss. On behalf of our Board of Directors, management team and employees, we extend our deepest sympathies to Kevin’s family. Kevin was our founder and an industry pioneer who brought his remarkable passion, experience and energy to Hudson.”

Vincent Abbatecola, Chairman of Hudson’s Audit Committee, issued the following statement on behalf of the Board of Directors: “With the passing of Kevin J. Zugibe, Hudson Technologies has suffered a major loss. In accordance with our adopted succession plan, Brian Coleman, our President and Chief Operating Officer, will assume the duties of Chief Executive Officer. Brian has the complete confidence of the Board of Directors that he and the entire Hudson Technologies team will continue Kevin Zugibe’s remarkable legacy.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, Hudson’s expectations with respect to the benefits, costs and other anticipated financial impacts of the ARI transaction; future financial and operating results of the Company; the Company’s ability to remain in compliance with the financial covenants in its loan agreements; and the Company’s plans, objectives, expectations and intentions with respect to future operations and services. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, the impact of the current COVID-19 pandemic, and other risks detailed in the Company's 10-K for the year ended December 31, 2019 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.